                     SECURITIES  AND  EXCHANGE  COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - July 20, 1999



                           MELLON  BANK  CORPORATION
              (Exact name of registrant as specified in charter)



        Pennsylvania               1-7410                25-1233834
 (State or other jurisdiction    (Commission           (I.R.S. Employer
      of incorporation)           File Number)         Identification No.)



                            One Mellon Bank Center
                               500 Grant Street
                           Pittsburgh, Pennsylvania               15258
                   (Address of principal executive offices)    (Zip code)




      Registrant's telephone number, including area code - (412) 234-5000
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ITEM 5.   OTHER EVENTS

          By press release dated July 20, 1999, Mellon Bank Corporation announced second quarter 1999 results of operations.

          On July 21, 1999, Mellon Bank (MD) National Association entered into an agreement with Sandy Spring National Bank of Maryland, a subsidiary of Sandy Spring Bancorp, Inc., providing for the sale by Mellon Bank
          (MD) of seven retail offices located in Montgomery and Anne Arundel counties, Maryland and Northern Virginia together with approximately $235 million in deposits and a portfolio of consumer and small business loans. The sale, which is subject to regulatory approval, is expected to be completed by the end of the third quarter.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit   Description
Number


99.1 Mellon Bank Corporation Press Release, dated July 20, 1999, announcing second quarter earnings.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            MELLON BANK CORPORATION



Date:  July 21, 1999                        By:  /s/ Steven G. Elliott
                                                 Steven G. Elliott
                                                 Senior Vice Chairman and Chief
                                                 Financial Officer
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                                 EXHIBIT INDEX


Number                        Description                 Method of Filing
99.1                          Press Release dated         Filed herewith
                              July 20, 1999
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